UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 7, 2009 (April 7, 2009)

ESSEX PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

001-13106
(Commission File Number)

Maryland	77-0369576
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of Principal Executive Offices) (Zip Code)

(650) 494-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2009, Essex Property Trust, Inc. (the “Company”), the General Partner and attorney-in-fact for all limited partners of Essex Portfolio, L.P. (the “Partnership”), executed a Sixteenth Amendment (the “Sixteenth Amendment”) to amend the Partnership’s First Amended and Restated Agreement of Limited Partnership dated September 30, 1997 (as amended, the “Agreement” or the “Partnership Agreement”).  Set forth below is a summary of the changes made to the Agreement by the Sixteenth Amendment.

Provisions Relating to Safe Harbors to Avoid Status As A Publicly Traded Partnership.

The Sixteenth Amendment incorporates certain “safe harbor” provisions into the Agreement so that the Partnership avoids being treated as a “publicly traded partnership” under the Federal tax laws.  If the Partnership were determined to be a publicly traded partnership, this would have adverse consequences in that the Partnership would be taxed as a corporation under the Federal tax laws and the Company’s status as a REIT may be jeopardized.  The “safe harbor” provisions set forth in the Sixteenth Amendment are based on “safe harbors” set forth in the Federal tax laws for avoiding classification as a publicly traded partnership.

Section 9.3 of the existing Partnership Agreement prohibits transfers of units by limited partners if such transfers would cause the Partnership to cease to be classified as a partnership for Federal income tax purposes.  The safe harbor provisions implemented by the Sixteenth Amendment would have been used by the General Partner to determine whether certain transfers would cause such a cessation of partnership status.  The Sixteenth Amendment expressly incorporates those safe harbor provisions, which would have been applied even without such express incorporation, into the Partnership Agreement.

Reliance on Private Placement Safe Harbor.  The Sixteenth Amendment provides that in order to avoid classification as a publicly traded partnership, the Partnership intends to rely on the “private placement safe harbor” described in the Federal tax laws until the Partnership can no longer avail itself of this safe harbor.  The “private placement safe harbor” requires the Partnership to have no more than 100 partners at any time during its taxable year, and requires all units of the Partnership to be issued in transactions that do not need to be registered under the U.S. securities laws.  The Partnership currently has fewer than 100 partners and thus this safe harbor is currently applicable.

Restrictions on Transfers of Partnership Units if the Private Placement Safe Harbor Is Not Available.  Under the Sixteenth Amendment, if and when the Partnership cannot rely on the “private placement safe harbor” described above, which could occur when the Partnership has more than 100 partners at any time during a taxable year, then the Partnership will rely on other safe harbors in order to avoid classification as a publicly traded partnership.  These safe harbors allow for certain categories of unit transfers to occur.  Transfers that do not fall within one of these categories are not permitted.  Transfers will be restricted to the following safe harbor categories:

(1)           Partners may transfer their Partnership units to family members.

(2)           Partners (or persons related to such partners) may transfer (which includes the exchange of Partnership units for the Company’s common stock or the redemption of Partnership units for cash) in one or more transactions during any 30-day period their Partnership units representing in the aggregate more than 2% of the Partnership’s total units, determined without regard to the Partnership units held by the Company.  Such 2% amount is equivalent to approximately 50,000 units as of March 31, 2009.

(3)           In addition to the transactions described in items (1) and (2) above, any partner may transfer (which includes exchanges and redemptions) Partnership units, provided that all Partnership units transferred by partners during the taxable year of the Partnership (excluding transfers described in items (1) and (2) above and item (4) below) do not exceed 2% of the Partnership’s total units, determined without regard to the Partnership units held by the Company.

(4)           In addition to the transactions described in items (1), (2) and (3) above, partners may exchange their Partnership units for the Company’s common stock or redeem their Partnership units for cash in accordance with the terms set forth in the Partnership Agreement, provided, however, (i) the exchange or redemption, and the determination of the redemption price in the case of a redemption, do not occur until at least 60 calendar days after a partner notifies the Partnership in writing of its intention to exercise its exchange or redemption right, provided, that, as to the redemption price, in the General Partner’s sole discretion, that price may be based on a set price that is established not more than four times during the Partnership’s taxable year, and (ii) Partnership units transferred (which includes exchanges and redemptions) during the taxable year of the Partnership do not exceed 10% of the Partnership’s total units, determined without regard to the Partnership units held by the Company.

The restriction of unit transfers to the above categories will only take effect if and when the Partnership can no longer rely on the “private placement safe harbor” described above, such as when, for example, the Partnership has more than 100 partners at any time during a taxable year.

Clarification of Provisions Regarding Allocations, Distributions and Capital Accounts.

In addition to setting forth provisions to avoid status as a publicly traded partnership, the Sixteenth Amendment clarifies existing provisions in the Agreement relating to allocations, distributions and capital accounts.  The Sixteenth Amendment clarifies existing allocation provisions in the Agreement by providing that allocations of the Partnership’s income and losses will be made such that each partner's capital account will be equal to the amount the partner would be entitled to receive if the Partnership liquidated and its assets were sold for book value.  Furthermore, no income allocations will be made by the Partnership to partners holding “LTIP Units,” “Series Z Incentive Units” and “Series Z-1 Incentive Units” (as such terms are defined in the Agreement) unless and until the Partnership makes a distribution of cash flow to such partners.  Another clarification made by the Sixteenth Amendment provides that the Partnership’s gains will be allocated to partners holding LTIP Units, Series Z Incentive Units and Series Z-1 Incentive Units only upon a sale of all or substantially all of the Partnership’s assets, and the allocations will be such that the capital account of each partner will equal (x) the number of the Partnership’s common units into which such partner’s LTIP Units, Series Z Incentive Units or Series Z-1 Incentive Units, as applicable, could be converted if fully vested, multiplied by (y) the value of such common units.

The Sixteenth Amendment clarifies existing distribution provisions in the Agreement by providing that partners holding LTIP Units, Series Z Incentive Units and Series Z-1 Incentive Units will receive distributions from the Partnership only to the extent that the Partnership has allocated income to such partners.  Furthermore, a partner holding LTIP Units, Series Z Incentive Units or Series Z-1 Incentive Units may convert all or a portion of such partner’s vested units into the Partnership’s common units only to the extent of the balance in such partner’s adjusted capital account.

Finally, the Sixteenth Amendment clarifies existing capital account language in the Agreement by providing that the Partnership’s capital accounts will be adjusted upon the occurrence of certain events, including the admission of additional partners, the award or issuance by the Partnership of additional Series Z-1 Incentive Units, LTIP Units or other units granted under incentive programs, the conversion by a partner of Series Z Incentive Units, Series Z-1 Incentive Units or LTIP Units into the Partnership’s common units, and the exchange of a partner’s common units for shares of the Company’s stock.

The foregoing summary of the Sixteenth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixteenth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Sixteenth Amendment to First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., dated as of April 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2009	ESSEX PROPERTY TRUST, INC.

	By:	/s/ Michael T. Dance
Michael T. Dance
Senior Executive Vice President & Chief Financial Officer